UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2016

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-16169	EXELON CORPORATION	23-2990190
(a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

As previously disclosed, on April 29, 2014, Exelon Corporation, a Pennsylvania corporation (“Exelon”), entered into an Agreement and Plan of Merger (the “Original Merger Agreement”) by and among Exelon, Purple Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Exelon (“Merger Sub”), and Pepco Holdings, Inc., a Delaware corporation (“PHI”). The Original Merger Agreement was amended and restated by the Amended and Restated Agreement and Plan of Merger, dated as of July 18, 2014, among Exelon, Merger Sub and PHI.

Furthermore, as previously disclosed, on June 18, 2014, Exelon and PHI and certain of their affiliates filed an application with the District of Columbia Public Service Commission (the DCPSC) seeking approval of the Merger. On August 25, 2015 the DCPSC announced at a public meeting that it had denied the Merger, and on August 27, 2015 the DCPSC issued its written order relating to the Merger. On September 28, 2015 Exelon and PHI filed an application for reconsideration before the DCPSC.

On October 6, 2015, Exelon, Merger Sub, PHI, the District of Columbia Government, the Office of Peoples Counsel, the District of Columbia Water and Sewer Authority, the National Consumer Law Center, National Housing Trust and National Housing Trust – Enterprise Preservation Corporation, the Apartment and Building Association of Metropolitan Washington, and the Maryland DC Virginia Solar Energy Industries Association (collectively, Settling Parties) entered into a Nonunanimous Full Settlement Agreement and Stipulation (Settlement Agreement) with respect to the Merger.

In a public meeting on February 26, 2016, the DCPSC rejected the Settlement Agreement and also voted that the Merger would be deemed approved without further DCPSC action if the Settlement Agreement was modified in specific ways, as set forth in DCPSC Order No. 18109. The DCPSC’s order prescribes new conditions that Exelon and PHI and the other Settling Parties must review to determine whether they are acceptable. If the new conditions are acceptable, the Settling Parties have until March 11, 2016 to resubmit an updated Settlement Agreement to the DCPSC. Once Exelon has had an opportunity to study the order and confer with PHI and the other Settling Parties, Exelon will have more to say about next steps. DCPSC Order No. 18109 is available at the DCPSC website at www.dcpsc.org in Formal Case No. 1119.

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Cautionary Statements Regarding Forward-Looking Information

This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon include those factors discussed herein, as well as the items discussed in (1) Exelon’s 2015 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 23; and (2) other factors discussed in filings with the SEC by Exelon. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this report. Exelon does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION

/s/ Bruce G. Wilson
Bruce G. Wilson
Senior Vice President, Deputy General Counsel and Corporate Secretary
Exelon Corporation

February 26, 2016